Exhibit 11.1
                 Statement re Computation of Primary and Fully
                           Diluted Earnings per Share

Weighted average number of common and common equivalent shares outstanding for the purpose of calculating primary and fully diluted earnings per share is computed as follows:

                                                                                                                   Fully
                                                                                                Primary           Diluted
              Year ended March 31, 1995
                  Weighted average number of common shares outstanding                        24,087,430       24,087,430
                  Weighted average number of dilutive common stock
                      options and warrants                                                       942,419        1,356,790
                                                                                             -----------       ----------
                  Weighted average common and common equivalent shares                        25,029,849       25,444,220
                                                                                              ==========       ==========

              Year ended March 31, 1994
                  Weighted average number of common shares outstanding                        23,581,855       23,581,855
                  Weighted average number of dilutive common stock
                     options and warrants                                                      1,142,870        1,411,631
                                                                                              ----------       ----------
                  Weighted average common and common equivalent shares                        24,724,725       24,993,486
                                                                                              ==========       ==========

              Year ended March 31, 1993
                  Weighted average number of common shares outstanding                        23,333,749       23,333,749
                  Weighted average number of dilutive common stock
                     options and warrants                                                        817,654          996,597
                                                                                              ----------       ----------
                  Weighted average common and common equivalent shares                        24,151,403       24,330,346
                                                                                              ==========       ==========